EXHIBIT 99.1

PRESENTATION

Enterprise Products Partners L.P. Investor Presentation January 2006

Forward Looking Statements This presentation contains forward-looking statements and information that are based on Enterprise’s beliefs and those of its general p“anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding the contemplated transaction and the plans and objectives of Enterprise for future operations, are intended to identify forward-looking statements. Although Enterprise and its general partner believe that such expectations reflected in such forward looking statements are reasonable, neither it nor its general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those Enterprise anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on Enterprise’s results of operations and financial condition are: Fluctuations in oil, natural gas and NGL prices and production due to weather and other natural and economic forces; A reduction in demand for its products by the petrochemical, refining or heating industries; The effects of its debt level on its future financial and operating flexibility; A decline in the volumes of NGLs delivered by its facilities; The failure of its credit risk management efforts to adequately protect it against customer non-payment; Terrorist attacks aimed at its facilities; The failure to successfully integrate any future acquisitions; and The failure to successfully integrate its operations with assets or companies, if any that it may acquire in the future. Enterprise has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

2005 Accomplishments / Takeaways Successfully integrated EPD and GTM Merger cost savings realized Business and geographic diversification have reduced volatility of cash flows Natural hedge to natural gas prices is real Diversity largely offset effects of hurricanes and volatile energy prices Despite a $67MM decrease in margin due to hurricanes since completing the merger with GTM, EPD has retained approximately $200MM in distributable cash flow to reinvest in a major construction phase

2005 Accomplishments / Takeaways Leading business positions have resulted in organic business opportunities that are greater than expected Rocky Mountains Gulf of Mexico Major construction activities that began in 2005 with emphasis on Gulf of Mexico continues in 2006 with major emphasis in Rocky Mountains to support development activities in the Jonah/Pinedale, Piceance and San Juan producing regions Growth capital expenditures on major projects are budgeted at $1.560 billion in 2006 Total portfolio of major projects that are either in development, under construction or completed but still in the ramp-up phase of commercial operations total $3.5 billion

Hurricane Update Financial Effect Net effect on 2005 gross operating margin a decrease of approximately $55MM Property damage loss estimated at $70–75MM before insurance recoveries

EPD Growth Strategy EPD’s midstream asset network is well positioned to access supply-side growth opportunities, increase fee-based services and generate higher returns on existing assets Large geographic infrastructure footprint Fully integrated value chain offers multiple services Strategically located in most attractive basins Leverage midstream asset network to benefit from shift in regional supply sources and changes in market requirements EPD pursuing a low-risk organic growth capital program through expansions, extensions, upgrades and new builds to feed value chain Minimal execution risk / few large-scale greenfield projects Supported by long-term contracts with strong producers / customers Flexibility to delay / defer projects to match production / demand profile

EPD Growth Strategy (continued) Strong pricing fundamentals are driving record upstream activity in key EPD basins Rockies, San Juan, Midcontinent / Permian and Barnett Shale see strong activity in 2005/6 Deepwater GOM completes 10 new field discoveries in 2005 with increased semisubmersible rig count for 2006 Stable economic growth strengthens petrochemical and refinery demand for feedstock and blendstock products Ethane consumption predicted to stay at 700–750 MBPD through 2010 Announced refinery expansions increase demand for heavy end products 2006 is a “bridge year” as we continue to invest in multiple organic projects in high potential regions that further diversify our midstream portfolio, produce attractive long-term returns and increase cash flow in 2007–2008

Premier Network of Midstream Energy Assets

Access to Supply Growth Drives Major Capital Projects in 2006–2007

U.S. Drilling by Region

Rockies / San Juan Production

Western U.S. Growth Strategy

Western U.S. Growth Strategy Rocky Mountain Expansion Projects EPD well-positioned to benefit from growth in Rockies natural gas supplies through MAPL natural gas liquids pipeline system MAPL averaged 200 MBPD Rockies / San Juan Y-grade in 2005 (90% of capacity) MAPL Phase I expansion (50 MBPD) underway to accommodate planned growth from existing plants New plants will support Phase I expansion, possible Phase II expansion and provide EPD with more competitive midstream position in region MAPL incentive rates will be offered to secure long-term dedications

MAPL Rocky Mountain System Expected Volume Growth

MAPL Expansion Phase I Project to Increase Capacity into Hobbs to 275 MBPD Capacity Added 30 MBPD capacity increase on the West Leg 20 MBPD capacity increase on the East Leg 20 MBPD capacity increase on Mainline south of Rock Springs 50 MBPD capacity increase across New Mexico Timing BLM reviewing EA Record of Decision / FONSI expected soon Notice to Proceed expected by April 2006 Construction begins summer 2006 Pipe segments (160 miles) completed by end of 2006 Pump station work completed by mid-2007 Phase II Current Status Preliminary system modeling has been performed Required pipe segments have been identified Preliminary pump sizing has been completed

Piceance Basin Growth The Piceance Basin has grown by over 20% annually for the past four years Currently 400 MMcf/d existing production processed for under dew point control only New 650 MMcf/d cryo plant with conditioning to full recovery capability 35 MBPD Phase I volume Construction started 11/05; in-service mid-2007 Significant producer support

Jonah and Pinedale Fields Growth Currently 275 MMcf/d existing production processed for dew point control only Increased capacity of conditioning plant to 600 MMcf/d by July 2006 New 650 MMcf/d cryo plant with conditioning to full recovery capability 35 MBPD Phase I volume Construction will start 2Q2006; in-service 3Q2007 Significant producer support

San Juan Basin Optimization San Juan gathering system optimization project (130 MMcf/d) completed in 2005 to increase capacity consistent with producer drilling plans Record 330 well connects in 2005 with 375 planned for 2006 Expect higher gathering / processing volumes and increased NGL’s into MAPL Long-term reserve to production ratios continue to grow

San Juan Basin Well Ties

Western U.S. Growth Strategy Fractionation Expansion Mont Belvieu fractionation stayed consistently above 205 MBPD capacity in 2005 requiring offloads to 3rd parties MTBV West Texas II expansion (15 MBPD) to be operational in April 2006 Hobbs Fractionator (75 MBPD) supported by increased Rockies / San Juan / Conway Y-grade NGL volumes from Phase I MAPL expansion

Hobbs Fractionator 75 MBPD fractionator located on the interconnect between MAPL and Seminole Fractionator operational in mid-2007 Long-term frac / sales contracts with local customers Enhanced supply for local, Conway and Western U.S. markets Ferrell (Hutchinson) storage acquisition and Skellytown to Conway pipeline expansion provides marketing flexibility and ensures highest price for products Related Projects Hutchinson Storage acquisition – July 2005 MAPL Central System 48 MBPD expansion – late 2006

Deepwater Gulf of Mexico Growth Strategy

Enterprise Gulf of Mexico Assets Active in the Gulf of Mexico since 1993 Integrated pipeline and platform network covers major corridors with active developments New projects supported by substantial reserve commitments Hurricane delays push ramp-up to 2006–07

Gulf of mexico Drilling Activity

Deepwater Trend 2005 Update

"The deepwater discoveries to date represent a strong continuing success story in the Gulf of Mexico" – Chris Oynes MMS Regional Director, December 14, 2005

2005 Announced Deepwater Discoveries, Gulf of Mexico

Prospect	Operator	Area	Water Depth	Asset Play
Clipper	Pioneer	Green Canyon 299	3,452'	Allegheny / CHOPS / Poseidon
Knotty Head	Nexen	Green Canyon 512	3,557'	CHOPS / Poseidon / MROGC / Nautilus
Q	Norsk (Spinnaker)	Mississippi Can 961	7,925'	**Dedicated to Ind Hub / Trail**
Stones	BP	Walker Ridge 508	9,526'	CHOPS / Poseidon / MROGC / Nautilus
Genghis Khan	Anadarko	Green Canyon 562	4,300'	**Dedicated to Marco Polo / Allegheny / CHOPS / Poseidon / Anaconda**
Anduin	Nexen	Mississippi Can 755	2,400'	Medusa
Wrigley	Newfield	Mississippi Can 506	3,700'	Viosca Knoll Gathering
Mondo NW	Anadarko	Lloyd Ridge 001	8,340'	**Dedicated to Ind Hub / Trail**
Jubilee	Anadarko	Lloyd Ridge 309	8,774'	**Dedicated to Ind Hub / Trail**
Big Foot*	Chevron	Walker Ridge 29	5,000'	CHOPS / Poseidon / MROGC / Nautilus

* announced in 2006

© All rights reserved. Enterprise Products Partners L.P.
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Gulf of Mexico Semisubmersible Rig Fleet Supply and Demand

Marco Polo TLP Four wells flowing, first K2 well and eight new wells online in 2006 14 wells planned Initial reserves – 146 MMBOE Current reserves – 281 MMBOE Dedications – Marco Polo, K2, K2N, Genghis Kahn Discoveries – Frampton, Mighty Joe Young, Daniel Boone Prospects – HAM, Marichal, Yorick, Mummy, Brunello

“Anadarko secures necessary drilling rigs to execute its deepwater strategy over next six years.” – Anadarko 9/2005 Anadarko executed $200MM contract for the construction of a new deepwater drilling rig $460MM contract to secure deepwater drillship for three years Anadarko is finalizing $1.2B in contracts to extend existing arrangements Anadarko acquired two new blocks downdip from K2 “By the end of 2006 we should have Marco Polo full.” – Anadarko 11/2005

Cameron Highway Oil Pipeline System (CHOPS) Owner – EPD 50% / Valero 50% Operator – EPD Holstein, Mad Dog online Currently flowing approximately 70 MBPD 10 wells flowing, 48 planned Initial reserves – 1.9 BBO Current reserves – 2.3 BBO 1.0 BBO proved by NSAI-P90 Dedications – Constitution, Ticonderoga Discoveries – Shenzi, Tahiti, Chinook, Cascade, Puma, Knotty Head, Big Foot Prospects – King, Grand Cayman, Turtle Lake, Hadrian, Walker Ridge

CHOPS Production Forecast

Constitution Pipeline Extension Owner / Operator – EPD Extends Anaconda, CHOPS and Poseidon Start-up in 1Q06; pipeline construction complete and linefill underway Eight wells planned Initial reserves – 185 MMBOE Current reserves – 207 MMBOE Prospects – Covington, Kona, Cannon Ball, Ness, Caesar

South Green Canyon Summary Resource rich area 870–1,060 MBPD of capacity upstream of Cameron Highway and Poseidon Anchor tenants active and firmly committed to the area Expansion of franchise area to the south into Walker Ridge

Independence Hub Owner – Independence Hub LLC 80% Enterprise 20% Cal Dive Managed by Enterprise Operator – Anadarko Capacity – 1 Bcf/d (expanded) Producers – Anadarko, Kerr-McGee, Dominion, Spinnaker, Devon Start of operation – 1Q07 17 of 20 planned wells drilled Initial reserves – 1.6 Tcf Current reserves – 2.5 Tcf Discoveries – Cheyenne, Mondo NW, Q Prospects – Tubular Bells, Caterpillar, Adirondack

Independence Hub 7 anchor fields 3 new discoveries 3 active prospects 138 blocks dedicated Expansion to 1 Bcf/d capacity proposed and funded by producers

Construction Update Hull fabrication – 57% complete Topside fabrication – 70% complete Load-out and transport of hull – April 2006 Topside lift onto hull – June 2006 Onshore integration – Jun/Aug 2006 Installation & commissioning – Aug/Oct 2006 Pipeline commissioning – Oct/Dec 2006 Subsea completions – Jan/Feb 2007 Mechanical completion – February 2007 Commissioning – February 2007 First production – March 2007

Financial Overview

Summary of Major Growth Capital Projects1 Diversified Portfolio of Capital Projects Capital Spending by Year

Capital Investment in Major Growth Projects

Cumulative Capital Investment in Major Projects Under Construction1 Includes select major capital projects under construction and until such project is in operations and is generating a 7% cash return

Gross Operating Margin Potential

Cost of Capital Evaluation for Publicly Traded Partnerships

Situation Assessment “Cash is King” in the Partnership Sector Cash flow generated by a new investment must support the long-term cost of capital to fund the acquisition plus provide accretion for existing LP units outstanding prior to the investment in the project or acquisition In evaluating accretion from investments, many analysts/investors focus only on the current cash cost of equity capital which ignores the cost of future distribution increases and the associated distributions to the GP through incentive distribution rights (IDRs) Recent acquisitions of mature assets at multiples of 10x and greater may provide accretion in near term, but may result in dilution in future years as LP & GP distributions increase May also result in partnerships’ distribution increases “hitting the wall” Higher acquisition multiples also require that a greater percentage of the investment be funded with equity to maintain debt to EBITDA leverage EPD’s combination of lower multiples associated with organic growth projects and 25% cap on GP IDRs should provide enduring accretion relative to partnerships paying high acquisition multiples and 50% GP IDRs

High-Multiple Investments & 50% Splits Can Result in Long-Term Cost of Capital Exceeding ROI

Increase in Investment Multiples Require Increase in % Funded with Equity = Less Accretion

Generic Acquisition Case Study Investment Assumptions

Generic Partnership Case Study Incremental Cash Accretion Economics

EPD Acquisition Case Study Investment Assumptions

EPD Acquisition Case Study Incremental Cash Accretion Economics

EPD Organic Growth Case Study Investment Assumptions

EPD Organic Growth Case Study Incremental Cash Accretion Economics

EPD’s Investments in Organic Growth Projects & 25% GP Splits Provide For a Lower Cost of Capital

EPD Comparison to Generic MLP

Financial Objectives EPD is in a major construction phase that began in 2005 that is expected to provide significant growth in gross operating margin beginning in 4Q2006 Higher cash flow on organic capital investment coupled with lower GP splits capped at 25% should provide for attractive total return Capital investment funded by an appropriate mix of debt and equity consistent with our long-term leverage objective (debt to EBITDA of 4.0x or less) after projects are in commercial operations Measured LP distribution growth during construction phase with 2006 goal of 7.5%